Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Dale Gibbons
October 21, 2010		CFO
602-952-5476

Western Alliance Reports Results for the Third Quarter 2010

●	Increased Core Earnings Power, Improving Asset Quality Trends

●	Deposit Growth of $98 Million, Loan Growth of $44 Million

Phoenix – October 21, 2010 -- Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2010.

Third Quarter 2010 Highlights:

•	Pre-tax, pre-provision operating earnings of $24.6 million, up 8.3% from $22.7 million in second quarter 2010 and 77.5% from $13.8 million in third quarter 2009 1

•	Record net interest income of $59.5 million, compared to $57.5 million in prior quarter and $49.0 million in same quarter last year

•	Net interest margin of 4.32%, compared to 4.16% in second quarter and 3.69% in third quarter last year

•	Nonperforming assets (nonaccrual loans and repossessed assets) of 3.9% of total assets, compared to 4.0% in second quarter 2010 and 4.1% in third quarter 2009

•	Total classified loans (including those on nonaccrual and watch loans) of $491 million at September 30, 2010, compared to $562 million at June 30, 2010 and $621 million at September 30, 2009

•	Provision for credit losses of $23.0 million, compared to $23.1 million in second quarter and $50.8 million in third quarter last year

•	Net loan charge-offs of $24.8 million, down from $25.8 million for the second quarter and $30.7 million in third quarter last year

•	Net income of $2.0 million, including net securities/mark-to-market gains of $5.3 million and net loss on repossessed asset valuations/sales of $4.9 million

•	Diluted net loss per common share of $0.01 compared to net loss of $0.02 for the second quarter of 2010 and $0.37 net loss for the third quarter 2009

•	Tangible common equity of $449 million or 7.3% of tangible assets, up $44 million from $405 million or 6.8% of assets at June 30, 2010 due to proceeds from our equity offering 1

•	Tier I Leverage capital of 9.9% and Total Risk-Based Capital ratio of 13.6%, both significantly above “Well Capitalized” thresholds
______________________________
1 See Reconciliation of Non-GAAP Financial Measures beginning on page 17

•	Completion of a debt offering contributing $72.8 million in liquidity at parent company

Financial Performance

“The third quarter of 2010 was our fifth consecutive quarter of improvement in our earnings power as shown by our pre-tax, pre-provision income of $24.6 million. 1 Loan and deposit growth remained strong compared to peers and our interest margin expanded while operating expenses were held flat.” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation.  “In the third quarter, we successfully completed both an equity and a debt offering demonstrating continued investor confidence in our Company. Proceeds from these offerings bolstered our already strong capital position taking our consolidated Leverage Ratio to nearly 10% and further strengthened the ratios for each of our affiliates.”

Ken Vecchione, President and Chief Operating Officer, added, “We made additional progress in de-risking our balance sheet during the quarter as classified and criticized assets continued to decline in addition to reducing our construction loan exposure. Since the end of last year we have reported sequential improvement in several key performance metrics, including a higher net interest income, increased operating revenue, lower operating expense, and improved credit quality. An important hurdle in our return to sustained profitability is having our pre-tax, pre-provision income exceed our loan loss provision, which it did this quarter for the first time since 2008.”

Western Alliance Bancorporation reported net income of $2.0 million in the third quarter 2010, including a net loss from sales/valuation of repossessed assets of $4.9 million, a loss on discontinued operations net of tax of $0.6 million, net gains from securities/mark-to-market of $5.3 million and a net gain from sale of Premier Trust of $0.6 million.

The Company reported net loss per common share of $0.01 in the third quarter 2010. The loss included $0.06 loss from sales/valuations of repossessed assets, loss from discontinued affinity credit card operations held for sale net of tax of $0.01, and net gain from securities sales of $0.07.

Total loans increased $44 million to $4.17 billion at September 30, 2010 from $4.13 billion on June 30, 2010.  This increase was driven by growth in commercial and industrial and commercial real estate loans; partially offset by reductions in construction and land loans. Geographically, loans outstanding at our Nevada affiliates decreased by $40 million and increased by $84 million at our Arizona and California affiliates during the third quarter 2010.

Total deposits increased $98 million to $5.33 billion at September 30, 2010 from $5.23 billion at June 30, 2010, with significant growth in non-interest bearing demand, interest bearing demand and money market accounts, partially offset by a decline in higher cost certificates of deposit including CDARS. Deposits increased $576 million from September 30, 2009.

Income Statement

Net interest income increased 3.5 percent to $59.5 million in the third quarter 2010 from $57.5 million in the second quarter 2010 and 21.4 percent compared to the third quarter 2009, propelled by both reductions in cost of funds and increases in interest income. The net interest margin in the third quarter 2010 was 4.32 percent compared to 4.16 percent in the second quarter 2010 and 3.69 percent in the third quarter of last year.

The provision for credit losses was $23.0 million for the third quarter 2010 compared to $23.1 million for the second quarter 2010 and $50.8 million for the third quarter 2009. Nonaccrual loans and repossessed assets were $241 million or 3.9 percent of total assets at September 30, 2010, compared with $239 million or 4 percent of total assets at June 30, 2010 and $239 million or 4.1 percent of total assets at September 30, 2009. Net loan charge-offs in the third quarter 2010 were $24.8 million or 2.41 percent of average loans (annualized), compared to net charge-offs of $25.8 million or 2.53 percent of average loans (annualized) for the second quarter 2010 and $30.7 million or 3.05 percent of average loans (annualized) for the third quarter 2009.  Loans past due 90 days and still accruing totaled $5.7 million at September 30, 2010, down from $8.2 million at June 30, 2010 and up from $2.5 million at September 30, 2009. Loans past due 30-89 days totaled $20.4 million at quarter end, up from $20.3 million at June 30, 2010 and down from $44 million at September 30, 2009.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 17

Operating non-interest income was $6.3 million for the third quarter 2010. This performance was a decrease from $7.5 million for the same period in 2009 and slight decrease from $6.5 million for the second quarter of 2010.1

Net revenue was $65.8 million for the third quarter 2010, an increase of 2.9 percent from $64 million for the second quarter of 2010 and 16.6 percent from net revenue of $56.4 million for the third quarter 2009.1

Operating non-interest expense was $41.3 million for the third quarter 2010, down 3.1 percent from operating non-interest expense of $42.6 million for the same period in 2009.1 For the second quarter 2010, operating non-interest expense was $41.3 million. The operating efficiency ratio was 62.4 percent for the third quarter 2010, compared to 64.4 percent for the prior quarter and 75.3 percent for the third quarter 2009.1 The Company had 907 full-time equivalent employees at September 30, 2010, compared to 961 at June 30, 2010 and 1,023 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earning power, which it defines as net revenue less its operating non-interest expense.1 For the third quarter 2010, the Company’s performance was $24.6 million, compared to $22.7 million in the second quarter 2010 and $13.8 million in the third quarter 2009.1

Balance Sheet

Gross loans totaled $4.17 billion at September 30, 2010, an increase of $44 million from June 30, 2010 and an increase of $206 million from $3.97 billion at September 30, 2009. At September 30, 2010 the allowance for credit losses was 2.59 percent of total loans down from 2.66 percent at June 30, 2010 and down from 2.62 percent at September 30, 2009.

Deposits totaled $5.33 billion at September 30, 2010, an increase of $98 million from $5.23 billion at June 30, 2010 and an increase of $576 million from $4.75 billion at September 30, 2009.

Non-interest bearing deposits increased by $91.4 million to $1.42 billion at September 30, 2010 from June 30, 2010 and increased $267 million from $1.15 billion at September 30, 2009. Non-interest bearing deposits comprised 26.7 percent of total deposits at September 30, 2010.

At September 30, 2010 the Company’s loans were 78.3 percent of deposits, compared to 83.5 percent one year earlier and 79.0 percent at June 30, 2010. Borrowings, including junior subordinated debt totaled $109.2 million at September 30, 2010, down $72.1 million from one year earlier, and up $72.9 million for the quarter as a result of the recent debt offering.

Stockholders’ equity increased to $619.8 million at September 30, 2010 from $575.9 million at June 30, 2010.  At September 30, 2010 tangible common equity was 7.3 percent of tangible assets1 and total risk-based capital was 13.6 percent of risk-weighted assets.

Total assets increased 6 percent to $6.18 billion at September 30, 2010 from $5.83 billion at September 30, 2009 and increased 3.7 percent from $6.0 billion at June 30, 2010.

Operating Unit Highlights

Our Nevada banking operations, which are comprised of Bank of Nevada and First Independent Bank of Nevada, reported that loans declined $40 million during the third quarter and declined $174 million during the last 12 months to $2.32 billion at September 30, 2010. Deposits decreased $17 million since June 30, 2010 and increased $101 million over the last twelve months to $3.0 billion. Net loss for our Nevada banks was $5.8 million during the third quarter 2010, compared with a net loss of $9.6 million for the second quarter of 2010 and $23.8 million during the third quarter 2009.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 17

Our California banking operations, which are comprised of Torrey Pines Bank and Alta Alliance Bank, reported that loans increased $29 million during the third quarter 2010 and increased $195 million during the last 12 months to $1.01 billion. Deposits increased $140 million and $143 million to $1.24 billion during the same periods, respectively. Net income for our California banks was $4.0 million during the third quarter 2010 compared with a net income of $2.6 million for the second quarter of 2010 and net loss of $0.6 million during the third quarter 2009.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $54 million during the third quarter 2010 and an increase of $184 million during the last 12 months to $891.2 million. Deposits increased $13 million in the third quarter and increased $367 million during the last 12 months to $1.23 billion. Net income for our Arizona bank was $3.2 million during the third quarter 2010 compared with net income of $2.7 million during the second quarter of 2010 and a net loss of $1.1 million during the third quarter 2009.

Attached to this press release is summarized financial information for the quarter and year to date ended September 30, 2010.

Subsequent Event

On October 20, 2010, the Company published notices of the filing of applications to merge its Alta Alliance Bank subsidiary into its Torrey Pines Bank subsidiary, and its First Independent Bank of Nevada subsidiary into its Alliance Bank of Arizona subsidiary. The Company believes that reducing the number of banking charters will mitigate its risk profile while improving its operating efficiency. Subject to regulatory approval, these mergers are expected to be completed by year end.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live audio webcast to discuss its third quarter 2010 financial results at 11.00 a.m. ET on Friday, October 22, 2010. Participants may access the call by dialing 1-866-843-0890 and using passcode: 6583041 or via live audio webcast using the website link: http://www.talkpoint.com/viewer/ starthere.asp?Pres=132697. The webcast is also available via our website at www.westernalliancebancorp.com.  Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 22 until 9 a.m. ET November 8th by dialing 1-877-344-7529 using the pass code 445061.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, and Shine Investment Advisory Services.  These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado.  Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions.  Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement.  Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited	At or for the Three Months				For the Nine Months
	Ended September 30,				Ended September 30,
	2010	2009	Change %		2010	2009	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,179.1	$5,831.3	6.0%
Loans, net of deferred fees	4,173.5	3,968.0	5.2
Securities and money market investments	929.7	727.8	27.7
Federal funds sold and other	1.0	5.0	(80.0)
Customer funds	5,415.3	5,016.3	8.0
Borrowings	72.9	79.4	(8.2)
Junior subordinated and subordinated debt	36.3	101.9	(64.4)
Stockholders' equity	619.8	603.0	2.8

Selected Income Statement Data:
(dollars in thousands)
Interest income	$70,705	$67,746	4.4%		$209,439	$208,210	0.6%
Interest expense	11,237	18,776	(40.2)		37,796	57,709	(34.5)
Net interest income	59,468	48,970	21.4		171,643	150,501	14.0
Provision for loan losses	22,965	50,750	(54.7)		74,827	108,307	(30.9)
Net interest income after provision for credit losses	36,503	(1,780)	(2,150.7)		96,816	42,194	129.5
Non-interest income	12,167	12,547	(3.0)		47,556	166	28,548.2
Non-interest expense	46,109	50,448	(8.6)		140,213	191,657	(26.8)
Income (loss) from continuing operations
before income taxes	2,561	(39,681)	(106.5)		4,159	(149,297)	(102.8)
Income tax benefit	(79)	(16,724)	(99.5)		(1,830)	(28,195)	(93.5)
Income (loss) from continuing operations	2,640	(22,957)	(111.5)		5,989	(121,102)	(104.9	) %
Loss on discontinued operations, net	(631)	(958)	(34.1)		(2,368)	(3,392)
Net income (loss)	$2,009	$(23,915)	(108.4	) %	$3,621	$(124,494)
Intangible asset amortization, net of tax	$586	$614	(4.7	) %	$1,764	$1,843	(4.3	) %
Diluted net loss from continuing operations	$0.00	$(0.35)			$(0.02)	$(2.36)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.01)			$(0.03)	$(0.06)
Diluted net loss per common share	$(0.01)	$(0.37)	(97.3	) %	$(0.05)	$(2.42)	(97.9	) %

Common Share Data:
Diluted net income (loss) per common share	$(0.01)	$(0.37)	(97.3	) %	$(0.05)	$(2.42)	(97.9	) %
Book value per common share	$6.01	$6.56	(8.4	) %
Tangible book value per share, net of tax (1)	$5.58	$5.94	(6.1	) %
Average shares outstanding (in thousands):
Basic	75,554	71,697	5.4		73,240	54,471	34.5
Diluted	75,960	71,697	5.9		73,634	54,471	35.2
Common shares outstanding	81,503	72,489	12.4
(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months					For the Nine Months
	Ended September 30,					Ended September 30,
	2010	2009		Change %		2010	2009		Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.13%	(1.63	) %	(108.0	) %	0.13%	(3.03	) %	(104.3	) %
Return on average stockholders' equity (1)	1.31	(14.78)		(108.9)		1.35	(30.16)		(104.5)
Net interest margin (1)	4.32	3.69		17.1		4.22	4.07		3.7
Net interest spread	4.03	3.26		23.6		3.90	3.63		7.4
Efficiency ratio - tax equivalent basis (2)	62.39	75.29		(17.1)
Loan to deposit ratio	78.32	83.50		(6.2)

Capital Ratios:
Tangible equity (2)	9.4%	9.5%		(0.7	) %
Tangible common equity (2)	7.3	7.3		0.2
Tier one common equity (2)	9.0	8.4		6.0
Tier 1 Leverage ratio	9.9	9.6		3.1
Tier 1 Risk Based Capital	12.4	12.1		2.5
Total Risk Based Capital	13.6	14.7		(7.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	2.41%	3.05%		(21.0	) %	2.47%	2.60%		(5.0	) %
Nonaccrual loans to gross loans	3.14	4.19		(25.1)
Nonaccrual loans and repossessed assets to total assets	3.90	4.10		(4.9)
Loans past due 90 days and still accruing to total loans	0.14	0.06		133.3
Allowance for credit losses to loans	2.59	2.62		(1.1)
Allowance for credit losses to nonaccrual loans	82.63	62.65		31.9

(1) Annualized for the three and nine month periods ended September 30, 2010 and 2009.
(2) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Interest income:	(dollars in thousands)
Loans	$64,273	$61,380	$190,641	$187,901
Investment securities	6,047	5,891	17,679	19,605
Federal funds sold and other	385	475	1,119	704
Total interest income	70,705	67,746	209,439	208,210
Interest expense:
Deposits	9,531	16,067	32,677	48,130
Customer repurchase agreements	74	867	471	3,163
Borrowings	896	585	1,714	2,697
Junior subordinated and subordinated debt	736	1,257	2,934	3,719
Total interest expense	11,237	18,776	37,796	57,709
Net interest income	59,468	48,970	171,643	150,501
Provision for credit losses	22,965	50,750	74,827	108,307
Net interest income after provision for credit losses	36,503	(1,780)	96,816	42,194
Non-interest income
Unrealized gains (losses) on assets
and liabilities measured at fair value, net	(210)	1,987	6,341	5,609
Securities impairment charges	-	(1,044)	(1,174)	(42,036)
Gains on sales of investment securities, net	5,460	4,146	19,757	15,933
Gain on extinguishment of debt	-	-	3,000	-
Trust and investment advisory services	1,001	2,369	3,395	6,967
Service charges	2,276	2,212	6,791	5,874
Operating lease income	998	1,079	2,928	2,976
Bank owned life insurance	773	574	2,271	1,523
Other	1,869	1,224	4,247	3,320
	12,167	12,547	47,556	166
Non-interest expenses:
Salaries and employee benefits	21,860	23,694	65,461	70,697
Occupancy	4,890	5,346	14,505	15,762
Insurance	4,115	2,326	11,366	9,034
Net loss (gain) on sales and valuations of repossessed assets	4,855	7,283	15,836	16,193
Repossessed asset and loan expenses	1,918	1,430	5,847	4,585
Legal, professional and director's fees	1,546	1,810	5,553	4,995
Customer service	987	1,001	3,205	3,145
Intangible amortization	901	945	2,714	2,835
Marketing	878	543	3,079	3,122
Data Processing	842	951	2,427	3,303
Operating lease depreciation	627	722	1,963	2,479
Goodwill impairment	-	576	-	45,576
Other	2,690	3,821	8,257	9,931
	46,109	50,448	140,213	191,657
Income (loss) from continuning operations before
income taxes	2,561	(39,681)	4,159	(149,297)
Income tax benefit	(79)	(16,724)	(1,830)	(28,195)
Income (loss) from continuing operations	2,640	(22,957)	5,989	(121,102)
Loss from discontined operations net of tax benefit	(631)	(958)	(2,368)	(3,392)
Net income (loss)	2,009	(23,915)	3,621	(124,494)
Preferred stock dividends	1,750	1,750	5,250	5,250
Accretion on preferred stock discount	716	689	2,149	2,045
Net loss available to common stockholders	$(457)	$(26,354)	$(3,778)	$(131,789)
Loss per share	$(0.01)	$(0.37)	$(0.05)	$(2.42)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited
	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009
Interest income:	(in thousands, except per share data)
Loans	$64,273	$64,201	$62,167	$60,532	$61,380
Investment securities	6,047	5,327	6,304	6,621	5,891
Federal funds sold and other	385	472	263	660	475
Total interest income	70,705	70,000	68,734	67,813	67,746
Interest expense:
Deposits	9,531	11,067	12,079	13,785	16,067
Borrowings	970	483	733	992	1,452
Junior subordinated and subordinated debt	736	994	1,204	1,248	1,257
Total interest expense	11,237	12,544	14,016	16,025	18,776
Net interest income	59,468	57,456	54,718	51,788	48,970
Provision for credit losses	22,965	23,115	28,747	40,792	50,750
Net interest income after provision for credit losses	36,503	34,341	25,971	10,996	(1,780)
Non-interest income
Mark-to-market (losses) gains, net	(210)	6,250	301	(1,874)	1,987
Gains on sales of investment securities, net	5,460	6,079	8,218	167	4,146
Gain on extinguishment of debt	-	3,000	-	-	-
Securities impairment charges	-	(1,071)	(103)	(1,748)	(1,044)
Trust and investment advisory services	1,001	1,181	1,213	2,320	2,369
Service charges	2,276	2,319	2,197	2,298	2,212
Operating lease income	998	967	964	1,091	1,079
Bank owned life insurance	773	780	719	669	574
Other	1,869	1,255	1,120	1,346	1,224
	12,167	20,760	14,629	4,269	12,547
Non-interest expenses:
Salaries and employee benefits	21,860	22,161	21,440	20,807	23,694
Occupancy	4,890	4,828	4,787	5,040	5,346
Insurance	4,115	3,759	3,492	2,991	2,326
Repossessed asset and loan expenses	1,918	1,564	2,364	1,779	1,430
Net (gain) loss on sales and valuations of repossessed assets	4,855	11,994	(1,014)	5,081	7,283
Legal, professional and director's fees	1,546	2,139	1,868	3,978	1,810
Marketing	878	1,045	1,156	1,185	543
Intangible amortization	901	907	907	945	945
Customer service	987	1,154	1,065	1,145	1,001
Data Processing	842	793	791	971	951
Operating lease depreciation	627	647	689	750	722
Goodwill impairment	-	-	-	4,095	576
Other	2,690	2,271	3,298	2,553	3,821
	46,109	53,262	40,843	51,320	50,448
Income (loss) from continuing operations before
income taxes	2,561	1,839	(243)	(36,055)	(39,681)
Income tax benefit	(79)	(190)	(1,562)	(10,258)	(16,724)
Income (loss) from continuing operations	$2,640	$2,029	$1,319	$(25,797)	$(22,957)
Loss from discontinued operations, net of tax	(631)	(802)	(935)	(1,115)	(958)
Net income (loss)	$2,009	$1,227	$384	$(26,912)	$(23,915)
Preferred stock dividends	1,750	1,750	1,750	1,750	1,750
Accretion on preferred stock	716	716	716	697	689
Net loss available to common stockholders	$(457)	$(1,239)	$(2,082)	$(29,359)	$(26,354)
Loss per share	$(0.01)	$(0.02)	$(0.03)	$(0.41)	$(0.37)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009
Assets:	(in millions)
Cash and due from banks	$615.0	$560.6	$827.6	$393.3	$752.9
Federal funds sold and other	1.0	-	2.4	3.5	5.0
Cash and cash equivalents	616.0	560.6	830.0	396.8	757.9

Securities and money market investments	929.7	848.6	781.1	864.8	727.8
Loans:
Commercial	876.8	832.8	757.9	802.2	687.7
Commercial real estate - owner occupied	1,227.7	1,234.1	1,209.3	1,091.4	1,095.3
Construction and land development	488.3	532.4	556.9	623.2	685.2
Commercial real estate - non-owner occupied	981.4	926.0	902.9	933.2	830.4
Residential real estate	533.6	536.1	560.2	568.3	600.4
Consumer	71.4	74.6	77.6	80.3	77.3
Deferred fees, net	(5.7)	(6.0)	(5.7)	(19.0)	(8.3)
	4,173.5	4,130.0	4,059.1	4,079.6	3,968.0
Allowance for credit losses	(108.2)	(110.0)	(112.7)	(108.6)	(104.2)
Loans, net	4,065.3	4,020.0	3,946.4	3,971.0	3,863.8

Premises and equipment, net	116.5	118.7	121.2	125.9	128.6
Other repossessed assets	110.1	104.4	105.6	83.3	72.8
Bank owned life insurance	94.8	94.0	93.2	92.5	91.8
Goodwill and other intangibles	40.2	41.3	42.2	43.1	51.6
Other assets	206.5	171.9	176.5	175.9	137.0
Total assets	$6,179.1	$5,959.5	$6,096.2	$5,753.3	$5,831.3
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,421.7	$1,330.4	$1,348.7	$1,157.0	$1,154.8
Interest bearing
Demand	645.4	611.4	510.2	362.7	339.4
Savings and money market	1,892.2	1,845.9	1,798.5	1,752.5	1,802.5
Time certificates	1,369.2	1,442.5	1,532.7	1,449.9	1,455.5
Total deposits	5,328.5	5,230.2	5,190.1	4,722.1	4,752.2
Customer repurchase agreements	86.8	87.1	169.1	223.3	264.1
Total customer funds	5,415.3	5,317.3	5,359.2	4,945.4	5,016.3
Borrowings	72.9	-	20.0	29.4	79.4
Junior subordinated and subordinated debt	36.3	36.3	102.3	102.4	101.9
Accrued interest payable and other liabilities	34.8	30.0	39.0	100.4	30.7
Total liabilities	5,559.3	5,383.6	5,520.5	5,177.6	5,228.3
Stockholders' Equity
Common stock and additional paid-in capital	737.8	688.2	686.0	684.1	682.1
Preferred Stock	130.1	129.4	128.7	127.9	127.3
Retained earnings (deficit)	(245.5)	(245.0)	(243.7)	(241.7)	(212.4)
Accumulated other comprehensive income (loss)	(2.6)	3.3	4.7	5.4	6.0
Total stockholders' equity	619.8	575.9	575.7	575.7	603.0
Total liabilities and stockholders' equity	$6,179.1	$5,959.5	$6,096.2	$5,753.3	$5,831.3

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009

	(in thousands)
Balance, beginning of period	$110,013	$112,724	$108,623	$104,181	$84,143
Provision for credit losses	22,965	23,115	28,747	40,792	50,750
Recoveries of loans previously charged-off:
Construction and land development	214	1,801	409	888	608
Commercial real estate	160	808	22	91	139
Residential real estate	1,209	295	231	340	11
Commercial and industrial	389	573	1,238	216	442
Consumer	47	14	67	42	6
Total recoveries	2,019	3,491	1,967	1,577	1,206
Loans charged-off:
Construction and land development	3,843	7,921	8,638	9,859	13,717
Commercial real estate	12,813	7,827	5,884	6,204	3,125
Residential real estate	3,695	7,835	5,855	5,909	5,619
Commercial and industrial	5,036	4,602	4,757	14,924	8,329
Consumer	1,440	1,132	1,479	1,031	1,128
Total loans charged-off	26,827	29,317	26,613	37,927	31,918
Net loans charged-off	24,808	25,826	24,646	36,350	30,712
Balance, end of period	$108,170	$110,013	$112,724	$108,623	$104,181

Net charge-offs (annualized) to average loans outstanding	2.41%	2.53%	2.43%	3.68%	3.05%
Allowance for credit losses to gross loans	2.59	2.66	2.78	2.66	2.62
Nonaccrual loans	$130,905	$134,264	$148,760	$153,702	$166,286
Repossessed assets	110,096	104,365	105,637	83,347	72,807
Loans past due 90 days, still accruing	5,667	8,233	8,437	5,538	2,538
Loans past due 30 to 89 days, still accruing	20,432	20,343	38,611	50,376	43,980
Classified loans	285,972	304,270	336,624	374,847	344,513
Watch loans	205,114	257,715	266,734	325,721	276,665

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2010			2009
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$903.3	$6,075	2.80%	$600.8	$5,781	3.91%
Federal funds sold and other	11.2	29	1.03%	35.6	141	1.57%
Loans (1)	4,115.9	64,273	6.20%	4,027.0	61,380	6.05%
Short term investments	421.2	299	0.28%	570.3	334	0.23%
Investment in restricted stock	39.8	29	0.29%	41.1	110	1.06%
Total interest earning assets	5,491.4	70,705	5.13%	5,274.8	67,746	5.11%
Non-interest earning assets
Cash and due from banks	121.3			220.0
Allowance for credit losses	(111.9)			(89.5)
Bank owned life insurance	94.3			91.4
Other assets	402.1			336.9
Total assets	$5,997.2			$5,833.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$659.3	$708	0.43%	$326.9	$928	1.13%
Savings and money market	1,890.0	4,032	0.85%	1,777.4	6,700	1.50%
Time certificates of deposit	1,341.6	4,791	1.42%	1,382.9	8,439	2.42%
Total interest-bearing deposits	3,890.9	9,531	0.97%	3,487.2	16,067	1.83%
Borrowings	118.8	970	3.24%	428.4	1,452	1.34%
Junior subordinated and subordinated debt	36.3	736	8.04%	102.3	1,257	4.87%
Total interest-bearing liabilities	4,046.0	11,237	1.10%	4,017.9	18,776	1.85%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,317.2			1,141.3
Other liabilities	27.6			32.4
Stockholders’ equity	606.4			642.0
Total liabilities and stockholders' equity	$5,997.2			$5,833.6
Net interest income and margin		$59,468	4.32%		$48,970	3.69%
Net interest spread			4.03%			3.26%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $307 and $141 for the third quarter ended 2010 and 2009, respectively.
(2) Net interest income and margin for the quarter ended June 30, 2010 was 4.16% as furnished in the second quarter report.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2010			2009
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)			($ in millions)	($ in thousands)
Investment securities (1)	$903.3	$6,075	2.80%	$600.8	$5,781	3.91%
Federal funds sold and other	11.2	29	1.03%	35.6	141	1.57%
Loans (1)	4,115.9	64,273	6.20%	4,027.0	61,380	6.05%
Short term investments	421.2	299	0.28%	570.3	334	0.23%
Investment in restricted stock	39.8	29	0.29%	41.1	110	1.06%
Total interest earning assets	5,491.4	70,705	5.13%	5,274.8	67,746	5.11%
Non-interest earning assets
Cash and due from banks	121.3			220.0
Allowance for credit losses	(111.9)			(89.5)
Bank owned life insurance	94.3			91.4
Other assets	402.1			336.9
Total assets	$5,997.2			$5,833.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$659.3	$708	0.43%	$326.9	$928	1.13%
Savings and money market	1,890.0	4,032	0.85%	1,777.4	6,700	1.50%
Time certificates of deposit	1,341.6	4,791	1.42%	1,382.9	8,439	2.42%
Total interest-bearing deposits	3,890.9	9,531	0.97%	3,487.2	16,067	1.83%
Borrowings	118.8	970	3.24%	428.4	1,452	1.34%
Junior subordinated and subordinated debt	36.3	736	8.04%	102.3	1,257	4.87%
Total interest-bearing liabilities	4,046.0	11,237	1.10%	4,017.9	18,776	1.85%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,317.2			1,141.3
Other liabilities	27.6			32.4
Stockholders’ equity	606.4			642.0
Total liabilities and stockholders' equity	$5,997.2			$5,833.6
Net interest income and margin		$59,468	4.32%		$48,970	3.69%
Net interest spread			4.03%			3.26%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $307 and $141 for the third quarter ended 2010 and 2009, respectively.
(2) Net interest income and margin for the quarter ended June 30, 2010 was 4.16% as furnished in the second quarter report.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Nine Months Ended September 30,
	2010			2009
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$845.2	$17,679	2.91%	$586.6	$19,294	4.59%
Federal funds sold & other	22.2	151	0.91%	22.8	370	2.17%
Loans (1)	4,083.4	190,641	6.24%	4,066.1	187,901	6.18%
Short term investments	473.1	862	0.24%	252.2	519	0.28%
Investment in restricted stock	40.7	106	0.35%	41.0	126	0.41%
Total interest earnings assets	5,464.6	209,439	5.14%	4,968.7	208,210	5.62%
Non-interest earning assets
Cash and due from banks	109.7			175.0
Allowance for credit losses	(115.0)			(81.5)
Bank owned life insurance	93.5			91.1
Other assets	401.0			339.9
Total assets	$5,953.8			$5,493.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$563.7	$2,223	0.53%	$288.3	$2,463	1.14%
Savings and money market	1,837.7	12,894	0.94%	1,622.3	20,961	1.73%
Time certificates of deposits	1,447.0	17,560	1.62%	1,238.4	24,706	2.67%
Total interest-bearing deposits	3,848.4	32,677	1.14%	3,149.0	48,130	2.04%
Borrowings	157.8	2,185	1.85%	622.2	5,860	1.26%
Junior subordinated and subordinated debt	71.1	2,934	5.52%	104.1	3,719	4.78%
Total interest-bearing liabilities	$4,077.3	37,796	1.24%	$3,875.3	57,709	1.99%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,249.4			1,037.2
Other liabilities	34.4			28.8
Stockholders’ equity	592.7			551.9
Total liabilities and stockholders' equity	$5,953.8			$5,493.2
Net interest income and margin		$171,643	4.22%		$150,501	4.07%
Net interest spread			3.90%			3.63%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $700 and $830 for the nine months ended September 30, 2010 and 2009, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results						Inter-
Unaudited						segment	Consoli-
				Asset		Elimi-	dated
	Nevada	California	Arizona	Management	Other	nations	Company
At September 30, 2010	(in millions)
Assets	$3,334.2	$1,404.1	$1,403.3	$3.9	$732.0	$(698.4)	$6,179.1
Gross loans and deferred fees, net	2,315.1	1,009.9	891.2	-	-	(42.7)	4,173.5
Less: Allowance for credit losses	(75.9)	(16.6)	(15.7)	-	-	-	(108.2)
Net loans	2,239.2	993.3	875.5	-	-	(42.7)	4,065.3
Goodwill	23.2	-	-	2.7	-	-	25.9
Deposits	2,894.0	1,232.6	1,244.1	-	-	(42.2)	5,328.5
Stockholders' equity	365.2	134.6	110.4	3.5	622.1	(616.0)	619.8

No. of branches	19	11	9	-	-	-	39
No. of FTE	506	201	143	7	50	-	907

Three Months Ended September 30, 2010:
	(in thousands)
Net interest income	$32,025	$15,830	$12,716	$2	$(1,105)	$-	$59,468
Provision for credit losses	19,349	2,166	1,450	-	-	-	22,965
Net interest income (loss) after
provision for credit losses	12,676	13,664	11,266	2	(1,105)	-	36,503
Non-interest income	4,355	1,150	2,462	1,001	2,809	390	12,167
Non-interest expense	(26,386)	(7,882)	(8,475)	(807)	(3,655)	1,096	(46,109)
Income (loss) from continuing
operations before income taxes	(9,355)	6,932	5,253	196	(1,951)	1,486	2,561
Income tax expense (benefit)	(3,568)	2,906	2,021	91	(1,529)	-	(79)
Income(loss) from continuing
operations	(5,787)	4,026	3,232	105	(422)	1,486	2,640
Loss from discontinued operations, net	-	-	-	-	(631)	-	(631)
Net income (loss)	$(5,787)	$4,026	$3,232	$105	$(1,053)	$1,486	$2,009

Nine Months Ended September 30, 2010:
	(in thousands)
Net interest income	$94,373	$45,401	$33,533	$6	$(1,670)	$-	$171,643
Provision for credit losses	62,626	7,718	4,483	-	0	-	74,827
Net interest income (loss) after
provision for credit losses	31,747	37,683	29,050	6	(1,670)	-	96,816
Non-interest income	19,078	3,449	6,079	3,399	14,342	1,209	47,556
Non-interest expense	(79,400)	(28,672)	(23,954)	(2,752)	(9,957)	4,522	(140,213)
Income (loss) from continuing
operations before income taxes	(28,575)	12,460	11,175	653	2,715	5,731	4,159
Income tax expense (benefit)	(10,464)	5,377	4,444	300	(1,487)	-	(1,830)
Income(loss) from continuing
operations	(18,111)	7,083	6,731	353	4,202	5,731	5,989
Loss from discontinued operations, net	-	-	-	-	(2,368)	-	(2,368)
Net income (loss)	$(18,111)	$7,083	$6,731	$353	$1,834	$5,731	$3,621

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited						Inter-
						segment	Consoli-
				Asset		Elimi-	dated
	Nevada	California	Arizona	Management	Other	nations	Company
At September 30, 2009	(in millions)
Assets	$3,457.1	$1,264.9	$1,024.9	$19.4	$118.6	$(53.6)	$5,831.3
Gross loans and deferred fees	2,488.8	814.6	707.6	-	-	(43.0)	3,968.0
Less: Allowance for credit losses	(74.9)	(12.7)	(16.6)	-	-	-	(104.2)
Net loans	2,413.9	801.9	691.0	-	-	(43.0)	3,863.8
Goodwill	23.2	-	-	10.7	-	-	33.9
Deposits	2,792.9	1,089.5	877.4	-	-	(7.6)	4,752.2
Stockholders' equity	315.7	120.6	73.6	17.0	81.5	(5.4)	603.0

No. of branches	21	9	10	-	-	-	40
No. of FTE	583	211	145	43	41	-	1,023

Three Months Ended September 30, 2009
	(in thousands)
Net interest income	$29,918	$10,895	$8,160	$12	$(15)	$-	$48,970
Provision for credit losses	41,931	3,953	4,866	-	-	-	50,750
Net interest income after provision
for credit losses	(12,013)	6,942	3,294	12	(15)	-	(1,780)
Non-interest income	4,201	1,073	1,676	2,452	2,206	939	12,547
Non-interest expense	(29,790)	(9,203)	(6,944)	(2,640)	(3,072)	1,201	(50,448)
Loss from continuing operations
before income taxes	(37,602)	(1,188)	(1,974)	(176)	(881)	2,140	(39,681)
Income tax expense (benefit)	(13,784)	(623)	(849)	217	(287)	(1,398)	(16,724)
Income(loss) from continuing
operations	(23,818)	(565)	(1,125)	(393)	(594)	3,538	(22,957)
Loss from discontinued operations, net	-	-	-	-	(958)	-	(958)
Net income (loss)	$(23,818)	$(565)	$(1,125)	$(393)	$(1,552)	$3,538	$(23,915)

Nine Months Ended September 30, 2009
	(in thousands)
Net interest income	$94,186	$33,240	$24,525	$43	$(1,493)	$-	$150,501
Provision for credit losses	86,580	8,646	13,081	-	-	-	108,307
Net interest income after provision
for credit losses	7,606	24,594	11,444	43	(1,493)	-	42,194
Non-interest income	3,864	3,468	4,426	7,066	1,923	(20,581)	166
Goodwill impairment charge	(45,000)	-	-	(576)	-	-	(45,576)
Non-interest expense	(82,560)	(30,414)	(25,114)	(6,377)	(6,918)	5,302	(146,081)
Loss from continuing operations
before income taxes	(116,090)	(2,352)	(9,244)	156	(6,488)	(15,279)	(149,297)
Income tax expense (benefit)	(25,165)	(687)	(3,577)	459	(2,426)	3,201	(28,195)
Income(loss) from continuing
operations	(90,925)	(1,665)	(5,667)	(303)	(4,062)	(18,480)	(121,102)
Loss from discontinued operations, net	-	-	-	-	(3,392)	-	(3,392)
Net income (loss)	$(90,925)	$(1,665)	$(5,667)	$(303)	$(7,454)	$(18,480)	$(124,494)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,		Sept. 30,
	2010	2010	2010	2009		2009
	(dollars in thousands)
Total stockholder's equity	$619,764	$575,858	$575,779	$575,725		$602,967
Less:
Goodwill and intangible assets	40,180	41,307	42,214	43,121		51,589
Total tangible stockholders' equity	579,584	534,551	533,565	532,604		551,378
Less:
Preferred stock	130,094	129,378	128,661	127,945		127,248
Total tangible common equity	449,490	405,173	404,904	404,659		424,130
Add:
Deferred tax	5,087	5,400	5,713	6,026		6,339
Total tangible common equity, net of tax	$454,577	$410,573	$410,617	$410,685		$430,469
Total assets	$6,179,146	$5,959,479	$6,096,238	$5,753,279		$5,831,317
Less:
Goodwill and intangible assets	40,180	41,307	42,214	43,121		51,589
Tangible assets	6,138,966	5,918,172	6,054,024	5,710,158		5,779,728
Add:
Deferred tax	5,087	5,400	5,713	6,026		6,652
Total tangible assets, net of tax	$6,144,053	$5,923,572	$6,059,737	$5,716,184		$5,786,380
Tangible equity ratio (1)	9.4%	9.0%	8.8%	9.3%		9.5%
Tangible common equity ratio (2)	7.3%	6.8%	6.7%	7.1%		7.3%
Quarter to date shares	81,503	73,344	73,031	72,504		72,489
Tangible book value per share, net of tax (3)	$5.58	$5.60	$5.62	$5.66		$5.94

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,		Sept. 30,
	2010	2010	2010	2009		2009
	(in thousands)
Total non-interest income	$12,167	$20,760	$14,629	$4,269		$12,547
Less:
Mark-to-market (losses) gains, net	(210)	6,250	301	(1,874)		1,987
Securities impairment charges	-	(1,071)	(103)	(1,748)		(1,044)
Gains on sales of investment securities, net	5,460	6,079	8,218	167		4,146
Gain on extinguishment of debt	-	3,000	-	-		-
Gain on sale of subsidiary	568	-	-	54		-
Total operating non-interest income	6,349	6,502	6,213	7,724		7,458
Add: net interest income	59,468	57,456	54,718	51,788		48,970
Net revenue (4)	$65,817	$63,958	$60,931	$59,512	-	$56,428

Total non-interest expense	$46,109	$53,262	$40,843	$51,320		$50,448
Less:
Net loss (gain) on sales/valuations of
repossessed assets	4,855	11,994	(1,014)	5,081		7,283
Goodwill impairment	-	-	-	4,095		576
Total operating non-interest expense (4)	$41,254	$41,268	$41,857	$42,144		$42,589

Net revenue	$65,817	$63,958	$60,931	59,512		$56,428
Less:
Operating non-interest expense	41,254	41,268	41,857	42,144		42,589
Pre-tax, pre-provision operating earnings (5)	$24,563	$22,690	$19,074	$17,368		$13,839

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009
	(in thousands)
Total operating non-interest expense	$41,254	$41,268	$41,857	$42,144	$42,589
Divided by:
Total net interest income	$59,468	$57,456	$54,718	$51,788	$48,970
Add:
Tax equivalent interest adjustment	307	149	244	265	141
Operating non-interest income	6,349	6,502	6,213	7,724	7,458
	$66,124	$64,107	$61,175	$59,777	$56,569
Efficiency ratio - tax equivalent basis (6)	62.4%	64.4%	68.4%	70.5%	75.3%

	Three Months Ended
	Sept. 30,	Sept. 30,
	2010	2009

Stockholder's equity	619,764	602,967
Less:
Accumulated other comprehensive (loss) income	(2,598)	6,034
Non-qualifying goodwill and intangibles	35,837	46,042
Other non-qualifying assets	28,919	39,110
Add:
Qualifying trust preferred securities	34,326	39,862
Tier 1 capital (regulatory) (7)	591,932	551,643
Less:
Qualifying non-controlling interests	218	150
Qualifying trust preferred securities	34,326	39,862
Preferred stock	130,094	127,248
Estimated Tier 1 common equity (8)	427,294	384,383
Divided by:
Estimated risk-weighted assets (regulatory (8)	4,773,075	4,550,647
Tier 1 common equity ratio (8)	9.0%	8.4%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.
(7) Under the guidelines of the Federal Reserve and the FDIC in effect at September 30, 2010, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.
(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets.  Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories.  The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category.  The resulting weighted values from each of the four categories are added together and his sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio.  Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity.  Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio.  We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.